Exhibit Index



                   Exhibit
                    Number
                    ------

                      11           -  Statement re computation
                                     of per-share earnings

                                   Exhibit 11


        COMPUTATION OF WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
                                 (In Thousands)



                                                        For the three months
                                                         ended September 30,
                                                        --------------------
                                                        1999            1998
                                                        ----            ----
Diluted Earnings Per Share:
Weighted average shares of
Common stock outstanding:
Balance outstanding - beginning of period              8,411           8,897

Weighted average shares issued                             1              11

Weighted average shares of
treasury stock acquired                                    -             (67)

Incremental shares of common stock
outstanding giving effect to stock options               183             118
                                                    --------        --------

Weighted balance - end of period                       8,595           8,959
                                                    ========        ========





                                                       For the three months
                                                        ended September 30,
                                                       --------------------
                                                        1999            1998
                                                        ----            ----
Basic Earnings Per Share:
Weighted average shares of
Common stock outstanding:
Balance outstanding - beginning of period              8,411           8,897

Weighted average shares issued                             1              11

Weighted average shares of
treasury stock acquired                                    -             (67)
                                                    --------        --------

Weighted balance - end of period                       8,412           8,841
                                                    ========        ========

                                   Exhibit 11


        COMPUTATION OF WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
                                 (In Thousands)


                                                        For the nine months
                                                         ended September 30,
                                                       ---------------------
                                                        1999            1998
                                                        ----            ----
Diluted Earnings Per Share:
Weighted average shares of
Common stock outstanding:
Balance outstanding - beginning of period              8,549           8,864

Weighted average shares issued                             -              36
Weighted average shares of
treasury stock acquired                                 (114)            (22)

Incremental shares of common stock
outstanding giving effect to stock options               145               -
                                                    --------        --------

Weighted balance - end of period                       8,580           8,878
                                                    ========        ========




                                                      For the nine months
                                                      ended September 30,
                                                      -------------------
                                                      1999            1998
                                                      ----            ----

Basic Earnings Per Share:
Weighted average shares of
Common stock outstanding:
Balance outstanding - beginning of period              8,549           8,864

Weighted average shares issued                             -              36

Weighted average shares of
treasury stock acquired                                 (114)            (22)
                                                    --------        --------
Weighted balance - end of period                       8,435           8,878
                                                    ========        ========